EXHIBIT 23.2



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




         We consent to the use in this Amendment No. 1 to Registration Statement of Zhongpin Inc. (fka Strong Technical, Inc.) on Form S-1 of our report dated August 31, 2005 appearing in the Prospectus, which is part of this Registration Statement.

         We also consent to the reference to the firm under the caption "Experts" in such Prospectus.






/s/ Sherb & Co., LLP

Sherb & Co., LLP
New York, New York
April 27, 2006